Exhibit 99.1

TURTLE BEACH CORPORATION ANNOUNCES CFO TRANSITION

Andrew Clipsham Named Interim Chief Financial Officer

Company Reaffirms Full Year 2026 Financial Guidance

SAN DIEGO, CA – May 20, 2026 – Turtle Beach Corporation (Nasdaq: TBCH, the “Company” or “Turtle Beach”), a leading gaming accessories brand, today announced that Andrew Clipsham, Turtle Beach’s Senior Director of Finance, has been appointed interim Chief Financial Officer effective June 15, 2026. Clipsham will succeed Mark Weinswig as the Company has undertaken a search for a permanent Chief Financial Officer. Weinswig will stay with the Company through June 15 to ensure a seamless transition.

Mr. Clipsham has led Turtle Beach’s international finance organization since 2019, overseeing the Company’s financial operations including financial reporting, accounting operations, and internal controls. He brings over 20 years of global financial experience to the role, having previously served in leadership positions at PepsiCo, SABMiller, Sony Europe and HJ Heinz.

“Andrew is a highly respected financial executive with deep institutional knowledge of our business,” said Cris Keirn, Chief Executive Officer of Turtle Beach. “Mark made meaningful contributions to Turtle Beach during his tenure, and on behalf of the Board and the leadership team, I want to thank him for his dedication and wish him well. With Andrew’s outstanding leadership and strong command of our financial operations, our team will continue to execute without interruption as we evolve our finance leadership to match the Company’s next phase of growth.”

The Company’s financial operations and strategic priorities remain fully on track. Today, Turtle Beach reaffirmed its full year 2026 financial guidance of net revenue in the range of $335 million to $355 million and Adjusted EBITDA in the range of $44 million to $48 million as previously announced in the first quarter 2026 earnings release issued on May 7, 2026.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Turtle Beach Corporation Announces CFO Transition

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS

Investor Information:

ICR

tbch@icrinc.com

Turtle Beach Corporation Announces CFO Transition

Corporate Communication & Media:

Kim DeNapoli

SVP, Head of Brand

Turtle Beach Corporation

kim.denapoli@turtlebeach.com